                                                                   EXHIBIT  21.1

                          Subsidiaries of the Company

                                                          State or Jurisdiction
           Company                                          of Incorporation
           -------                                        ---------------------
Quantum North America, Inc.                                     Delaware
National Media Marketing Corp.                                  Delaware
National Media Holdings, Inc.                                   Delaware
Quantum Marketing International, Inc.                           Delaware
NPA Realty Corp.                                                New York
National Media Media Corp.                                      Delaware
Multi-Media Distribution Ctr.                                   Delaware
Quantum International Ltd.                                   United Kingdom
Business Publications, Inc.                                     Delaware
Quantum International Japan Company Ltd.                          Japan
Quantum International UK Ltd.                                  New Zealand
Quantum Marketing Mexico                                          Mexico
DirectAmerica Corporation                                       Delaware
Positive Response Television, Inc.                              Delaware
Dignity Prestige SDN BHD                                        Malaysia
Quantum Productions AG                                         Switzerland